BILL OF SALE AND ASSIGNMENT

     In consideration for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANGELES PARTNERS XIV, a California limited partnership (the "Seller") hereby grants, bargains, sells and conveys to ABMD, LTD., an Ohio limited liability company (the "Purchaser") all of the right, title and interest of the Seller in and to all of the personal property owned by the Seller and located at, or used in connection with the operation of an office building containing approximately 44, 596 square feet of gross area together with all other buildings, structures, appurtenances, landscaping and improvements, located at 6680 Poe Avenue, Vandalia, Ohio and commonly known as Park Center II (the "Property").

     Seller hereby warrants and represents that it has good title to the Property and that the Property is free and clear of all liens and encumbrances, except as disclosed by Seller to Purchaser.

     The Property described herein is being transferred and conveyed by Seller to Purchaser in "as is" condition, with no warranties or representations being made by Seller with regard to the physical condition of the Property.

     IN WITNESS  WHEREOF,  the  Seller  has  executed  this  Bill  of  Sale  and
Assignment effective as of this       day of July, 1996.

                         ANGELES PARTNERS XIV, a  California
                         limited partnership

                         By:  ANGELES REALTY CORPORATION II
                              (General Partner)
ATTEST:

/s/Kelley M. Buechler    By:  /s/Robert D. Long, Jr.
Assistant Secretary      Robert D. Long, Jr.
                         Vice President and Controller